Exhibit 5.1

September 15, 2008

212-351-4000	C 92220-00213

212-351-4035

Tyco International Ltd.

Second Floor, 90 Pitts Bay Road

Pembroke HM 08, Bermuda

Tyco International Finance S.A.

29 avenue de la Porte Neuve

L-2227 Luxembourg

Re:	Tyco International Ltd.
Tyco International Finance S.A.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”), of Tyco International Finance S.A., a Luxembourg company (the “Company”), and Tyco International Ltd., a Bermuda company (the “Parent”), filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2008 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of the following securities (the “Securities”): (i) senior or subordinated debt securities of the Company (the “Debt Securities”); (ii) preference shares of the Parent (the “Preference Shares”); (iii) common shares of the Parent (the “Common Shares”); (iv) contracts for the purchase of debt or equity securities of the Company, the Parent or third parties (“Purchase Contracts”); (v) depositary shares of Preference Shares (the “Depositary Shares”); (vi) warrants for debt or equity securities of the Company, the Parent or third parties (the “Warrants”); (vii) units consisting of one or more debt securities or other securities (the “Units”); and (viii) guarantees by the Parent of debt securities (the “Guarantees”).

In arriving at the opinions expressed below, we have examined the originals, or photostatic or certified copies, of such records of the Company and the Parent and certificates of officers of the Company and the Parent and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

We are not admitted or qualified to practice law in Luxembourg or Bermuda.  Therefore, we have relied upon the opinion of Allen & Overy Luxembourg, filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of Luxembourg and the opinion of Appleby, filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of Bermuda.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein:

(1)                                  With respect to Debt Securities to be issued under one or more indentures (each, an “Indenture”), when (a) the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder and (b) the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Debt Securities will constitute legal, valid and binding obligations of the Company.

(2)                                  With respect to the Purchase Contracts, when (a) a purchase contract agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Purchase Contracts have been established in accordance with the Purchase Contract Agreement and (c) the Purchase Contracts have been executed and delivered in accordance with the related Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Purchase Contracts will be legal, valid and binding obligations of the Company.

(3)                                  With respect to the Depositary Shares, when (a) a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Depositary Shares have been established in accordance with the Deposit Agreement and (c) the Depositary Shares have been executed and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Depositary Shares will be legal, valid and binding obligations of the Company.

(4)                                  With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.

(5)                                  With respect to the Units, when (a) a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Units have been established in accordance with the Unit Agreement and (c) the Units have been executed and delivered in accordance with the related Unit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Units will be legal, valid and binding obligations of the Company.

(6)                                  The Guarantees, when executed and delivered on behalf of the Parent in the form contemplated by the Indenture and when the Debt Securities have been executed and delivered on behalf of the Company in the form contemplated by the Indenture and authenticated by the Trustee, will be legal, valid and binding obligations of the Parent enforceable against the Parent in accordance with their terms.

                The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.                                   We have assumed the completion of all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities, including the due reservation of any Common Shares and Preference Shares for issuance in connection with any Purchase Contracts, Depositary Shares, Warrants and Units.

B.                                     We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

C.                                     The opinions set forth above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

                We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP